The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203405

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED
April 14, 2015

7,500,000 Shares

New Media Investment Group Inc.

Common Stock

We are offering 7,500,000 shares of our common stock, $0.01 par value per share, by this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NEWM.” On November 16, 2016, the last reported sale price of our common stock was $16.79 per share.

Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, you should read the discussion of material risks of investing in our common stock in “Risk Factors” on page S-4 of this prospectus supplement and in the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 27, 2015 (as amended by a Form 10-K/A) (as amended, the “2015 Form 10-K”) and our Quarterly Report on Form 10-Q for the quarter ended September 25, 2016, which have been filed with the Securities and Exchange Commission and are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter has agreed to purchase our common stock from us at a price of $      per share, which will result in approximately $    million of proceeds to us, before expenses. The underwriter may offer our common stock in transactions on the NYSE, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See “Underwriting.”

The underwriter may also purchase up to an additional 1,125,000 shares of our common stock from us at $       per share within 30 days from the date of this prospectus supplement. If the underwriter exercises the option to purchase additional shares of our common stock from us in full, the total proceeds to us, before expenses, will be $       million.

The underwriter is offering the shares of our common stock as set forth under “Underwriting.” Delivery of the shares of our common stock will be made on or about             , 2016.

Morgan Stanley

The date of this prospectus supplement is             , 2016.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference. We have not, and the underwriter has not, authorized anyone to provide you with additional or different information. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where the offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus or the date of the document incorporated by reference, as the case may be, regardless of the time of delivery of this prospectus supplement or of any sale of shares of our common stock.

All references to “we,” “our,” “us,” “the Company” and “New Media” in this prospectus supplement and the accompanying prospectus mean New Media Investment Group Inc. and its consolidated subsidiaries, except where it is made clear that the term means only the parent company.

Prospectus Supplement

Prospectus

S-II

INCORPORATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus, information that we file with the SEC prior to the completion of this offering. This permits us to disclose important information to you by referring to these filed documents. Any information referenced in this way is considered to be a part of this prospectus supplement and the accompanying prospectus and any such information filed by us with the SEC subsequent to the date of this prospectus supplement (but prior to the completion of this offering) will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have already filed with the SEC, except that any information which is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:

•	Annual Report on Form 10-K (as amended by a Form 10-K/A) for the year ended December 27, 2015;
•	Quarterly Reports on Form 10-Q for the quarters ended March 27, 2016, June 26, 2016 and September 25, 2016;
•	Current Reports on Form 8-K filed on April 10, 2015 (as amended by Form 8-K/A filed April 10, 2015), December 15, 2015 (solely with respect to Exhibit 99.2) and May 31, 2016;
•	The portions of our Definitive Proxy Statement on Schedule 14A for our 2016 Annual Meeting of Stockholders, filed on April 13, 2016, which are incorporated by reference in our above-mentioned Annual Report on Form 10-K;
•	The description of our common stock set forth in our Registration Statement on Form 8-A, filed January 28, 2014;
•	Consolidated financial statements of The Providence Journal Company as of December 31, 2013 and December 31, 2012, and for each of the years in the three year period ended December 31, 2013 and the consolidated balance sheet as of June 30, 2014, the consolidated statements of operations and cash flows for the sixth month periods ended June 30, 2014 and June 30, 2013 and the consolidated statement of equity for the sixth month period ended June 30, 2014 contained in the Company’s Form S 1/A Registration Statement, as filed on January 13, 2015; and
•	Consolidated financial statements of Halifax Media Group, LLC as of and for the years ended December 31, 2013 and December 31, 2012 contained in the Company’s Form S-1/A Registration Statement, as filed on January 13, 2015.

Whenever after the date of this prospectus supplement (but prior to the completion of this offering) we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be a part of this prospectus supplement and the accompanying prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules). Any statement made in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Requests should be directed to New Media Investment Group Inc., 1345 Avenue of the Americas, New York, New York 10105, Attention: Investor Relations (telephone number (212) 479-3160). Our SEC filings are also available free of charge at our website (http://www.newmediainv.com). The information on or accessible through our website is not incorporated by reference into this prospectus supplement.

S-III

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, liquidity or financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. As set forth more fully under the heading “Risk Factors” contained in Part I, Item IA in our 2015 Form 10-K and under the heading “Risk Factors” contained in Part II, Item 1A. in our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2016, June 26, 2016 and September 25, 2016, which are incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	general economic and market conditions;
•	economic conditions in the Northeast, Southeast and Midwest regions of the United States;
•	our ability to grow our digital business and digital audience and advertiser base;
•	the growing shift within the publishing industry from traditional print media to digital forms of publication;
•	our ability to acquire local media print assets at attractive valuations;
•	declining advertising and circulation revenues;
•	the risk that we may not realize the anticipated benefits of our recent or potential future acquisitions;
•	the availability and cost of capital for future investments;
•	our indebtedness may restrict our operations and / or require us to dedicate a portion of cash flow from operations to the payment of principal and interest;
•	our ability to pay dividends consistent with prior practice or at all;
•	our ability to realize the benefits of the Management Agreement (as defined below);
•	the impact of any material transactions with the Manager (as defined below) or one of its affiliates, including the impact of any actual, potential or perceived conflicts of interest;
•	the competitive environment in which we operate; and
•	our ability to recruit and retain key personnel.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

We encourage you to read this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entireties. In evaluating forward-looking statements, you should consider the discussion regarding risks and uncertainties under “Risk Factors” in this prospectus supplement and in our reports filed with the SEC. We caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future events or otherwise.

S-IV

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all of the information you should consider before making a decision to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully before making an investment decision, especially the risks of investing in our common stock discussed under “Risk Factors” herein and therein.

NEW MEDIA INVESTMENT GROUP INC.

General

New Media is a company that owns, operates and invests in high quality local media assets. We have a particular focus on owning and acquiring strong local media assets in small to mid-size markets. With our collection of assets, we focus on two large business categories: consumers and small to medium size businesses (“SMBs”). Our portfolio of media assets as of September 25, 2016 spans across 527 markets and 36 states. Our products include 614 publications, 527 websites, 78 mobile sites and six yellow page directories. We reach over 20 million people per week and serve over 200,000 business customers. We are externally managed and advised by FIG LLC (our “Manager”), an affiliate of Fortress Investment Group LLC (“Fortress”) pursuant to a management agreement.

We are focused on growing our consumer revenues primarily through our penetration into the local consumer market that values comprehensive local news and receives news primarily from our products. We believe our rich local content, our strong media brands, and multiple platforms for delivering content will impact our reach to local consumers, leading to growth in subscription income. We also believe our focus on smaller markets will allow us to be a dominant provider of valuable, unique local news to consumers in those markets. We believe that one result of our local consumer penetration in these smaller markets will be transaction revenues as we link consumers with local businesses. For our SMB business category, we focus on leveraging our strong local media brands, our in-market sales force and our high consumer penetration rates with a variety of products and services that we believe will help SMBs expand their marketing, advertising and other digital lead generation platforms. We also believe our strong position in our local markets will allow us to develop other products that will be of value to our SMBs in helping them run and grow their businesses.

Our Manager

We are managed by FIG LLC, an affiliate of Fortress, pursuant to the terms of the Amended and Restated Management and Advisory Agreement, dated as of November 26, 2013 (as amended and restated, the “Management Agreement”), between us and our Manager.

We are able to draw upon the long-standing expertise and resources of Fortress, a global investment management firm with $70.1 billion of alternative and traditional assets under management as of September 30, 2016.

Pursuant to the Management Agreement, the Manager manages the operations of the Company. The Management Agreement requires the Manager to manage the Company’s business affairs subject to the supervision of the Company’s Board of Directors (the “Board”). The Management Agreement has an initial three-year term, expiring on November 26, 2016, and will be automatically renewed for one-year terms thereafter unless terminated either by the Company or the Manager. The Manager is (a) entitled to receive from the Company a management fee, (b) eligible to receive incentive compensation that is based on the Company’s performance and (c) eligible to receive options to purchase our common stock upon the successful completion of an offering of shares of our common stock (including this offering) or any shares of preferred stock with an exercise price equal to the price per share paid by the public or other ultimate purchaser in the offering.

Our Corporate Information

New Media was formed as a Delaware corporation on June 18, 2013. New Media had no operations until November 26, 2013, when it assumed control of GateHouse Media, LLC (formerly known as GateHouse Media, Inc.) (“GateHouse” or “Predecessor”) and Local Media Group Holdings LLC (“Local Media Parent”). On

February 13, 2014, Newcastle Investment Corp. completed the spin-off of the Company. On February 14, 2014, New Media became a separate, publicly traded company trading on the NYSE under the ticker symbol “NEWM”.

Our executive offices are located at 1345 Avenue of the Americas, New York, New York 10105 and our telephone number is (212) 479-1522. Our web address is http://www.newmediainv.com. The information on or otherwise accessible through our web site does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement, accompanying prospectus or any other report or document we file with or furnish to the SEC.

THE OFFERING

Common stock offered
7,500,000 shares (or 8,625,000 shares if the underwriter exercises its option to purchase additional shares of our common stock in full).
Common stock to be outstanding after this offering
52,371,788 shares (or 53,496,788 shares if the underwriter exercises its option to purchase additional shares of our common stock in full).
NYSE symbol
“NEWM”
Use of proceeds
We estimate that the net proceeds from our sale of common stock in this offering will be approximately $    million (or $    million if the underwriter exercises its option to purchase additional shares of our common stock in full) after deducting our expenses of this offering. We intend to use the net proceeds from our sale of common stock in this offering for general corporate purposes, which may include potential investments in, and acquisitions of, local media businesses and assets. Presently, we have no agreements with any potential acquisition parties as to which additional funding would be required. Accordingly, management will have broad discretion over the use of the net proceeds to us from this offering.
Risk factors
Investing in our common stock involves certain risks, which are described under “Risk Factors” beginning on page S-4 of this prospectus supplement and in our reports filed with the SEC.

The number of shares of our common stock that will be outstanding after this offering is based on 44,871,788 shares of our common stock outstanding as of November 16, 2016 and excludes:

(i)	options relating to an aggregate of 1,212,312 shares of our common stock held by an affiliate of our Manager,
(ii)	options relating to an aggregate of 232,751 shares of our common stock granted to employees of affiliates of our Manager,
(iii)	options relating to 750,000 shares of our common stock (or 862,500 shares if the underwriter exercises its option to purchase additional shares of our common stock in full) at an exercise price per share equal to the public offering price, representing 10% of the number of shares being offered hereby, that have been approved by the Compensation Committee of our Board of Directors to be granted pursuant to and in accordance with the terms of our Nonqualified Stock Option and Incentive Award Plan (the “Incentive Plan”) to an affiliate of our Manager in connection with this offering, and subject to adjustment if the underwriter exercises its option to purchase additional shares of our common stock. The options are fully vested as of the date of grant, become exercisable as to 1/30 of the shares to which they are subject on the first day of each of the 30 calendar months following the first month after the date of the grant and expire on the tenth anniversary of the date of grant, and
(iv)	1,362,479 shares of common stock issuable upon exercise of the New Media Warrants (as defined below).

RISK FACTORS

Investing in our common stock involves risks. Please see the risk factors set forth below as well as those risks described in our 2015 Form 10-K and in our most recent Quarterly Report on Form 10-Q for the period ended September 25, 2016, filed with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks, as well as other risks and uncertainties, could materially harm our business, financial condition, results of operations and liquidity and our ability to make distributions to our stockholders. In that case, the value or trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to our Common Stock

There can be no assurance that the market price for our stock will not fluctuate widely in the future.

Our common stock began trading (on a when issued basis) on the NYSE on February 4, 2014. The market price of our common stock may fluctuate widely, depending upon many factors, some of which may be beyond our control. These factors include, without limitation:

•	our business profile and market capitalization may not fit the investment objectives of any stockholder;
•	a shift in our investor base;
•	our quarterly or annual earnings, or those of other comparable companies;
•	actual or anticipated fluctuations in our operating results;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	announcements by us or our competitors of significant investments, acquisitions or dispositions;
•	the failure of securities analysts to cover our common stock;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the operating and stock price performance of other comparable companies;
•	overall market fluctuations; and
•	general economic conditions.

Stock markets in general and recently have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of our common stock. Additionally, these and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate, which may limit or prevent investors from readily selling their shares of common stock, and may otherwise negatively affect the liquidity of our common stock.

Sales or issuances of shares of our common stock could adversely affect the market price of our common stock.

Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. The issuance of our common stock in connection with property, portfolio or business acquisitions or the settlement of awards that may be granted under our Incentive Plan or otherwise could also have an adverse effect on the market price of our common stock.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

As a public company, we are required to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Certain acquisitions in 2015 have resulted in a change to our internal control over financial reporting which has materially affected our internal control over financial reporting. Internal control over financial reporting is complex and may be revised over time to adapt to changes in our business, or changes in applicable accounting rules. We cannot assure you that our internal control over financial reporting will be effective in the future or that a material weakness will not be discovered with respect to a prior period for which we had previously believed that internal controls were effective. If we are not able to maintain or document effective internal control over financial reporting, our independent registered public accounting firm will not be able to certify as to the effectiveness of our internal control over financial reporting. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis, or may cause us to restate previously issued financial information, and thereby subject us to adverse regulatory consequences, including sanctions or investigations by the SEC, or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements is also likely to suffer if we or our independent registered public accounting firm reports a material weakness in our internal control over financial reporting. This could materially adversely affect us by, for example, leading to a decline in our share price and impairing our ability to raise capital, if and when desirable.

The percentage ownership of existing stockholders in New Media may be diluted in the future.

We may issue equity in order to raise capital or in connection with future acquisitions and strategic investments, which would dilute investors’ percentage ownership in New Media. In addition, your percentage ownership may be diluted if we issue equity instruments such as debt and equity financing.

The percentage ownership of existing stockholders in New Media may also be diluted in the future as result of the issuance of ordinary shares in New Media upon the exercise of 10-year warrants (the “New Media Warrants”). The New Media Warrants collectively represent the right to acquire New Media common stock, which in the aggregate are equal to 5% of New Media common stock as of the effective date of the restructuring (the “Effective Date”) (calculated prior to dilution from shares of New Media common stock issued pursuant to Newcastle’s contribution of Local Media Parent and assignment of related stock purchase agreement to New Media (the “Local Media Contribution”)) at a strike price of $46.35 calculated based on a total equity value of New Media prior to the Local Media Contribution of $1.2 billion as of the Effective Date. As a result, New Media common stock may be subject to dilution upon the exercise of such New Media Warrants.

Furthermore, the percentage ownership in New Media may be diluted in the future because of additional equity awards that we expect will be granted to our Manager pursuant to our Management Agreement. Upon the successful completion of an offering of shares of our common stock or any shares of preferred stock, including this offering, we will grant our Manager options equal to 10% of the number of shares being sold in the offering, with an exercise price equal to the offering price per share paid by the public or other ultimate purchaser. The Board of New Media approved the Incentive Plan, which provides for the grant of equity and equity-based awards, including restricted stock, stock options, stock appreciation rights, performance awards, restricted stock units, tandem awards and other equity-based and non-equity based awards, in each case to our Manager, to the directors, officers, employees, service providers, consultants and advisors of our Manager who perform services for us, and to our directors, officers, employees, service providers, consultants and advisors. Any future grant would cause further dilution. We initially reserved 15 million shares of our common stock for issuance under the Incentive Plan; on the first day of each fiscal year beginning during the ten-year term of the Incentive Plan and in and after calendar year 2015, that number will be increased by a number of shares of our common stock equal to 10% of the number of shares of our common stock newly issued by us during the immediately preceding fiscal year. In January 2016 and 2015, the number of shares reserved for issuance under the Incentive Plan was increased by 724,400 and 746,649, representing 10% of the shares of common stock newly issued in fiscal year 2015 and 2014, respectively. Our Board may also determine to issue options to the Manager or its affiliates that are not subject to the Plan, provided that the number of shares underlying any options granted to the Manager or its affiliates in connection with capital raising efforts would not exceed 10% of the shares sold in such offering and would be subject to NYSE rules.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws and of Delaware law may prevent or delay an acquisition of our company, which could decrease the trading price of our common stock.

Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirers to negotiate with our Board rather than to attempt a hostile takeover. These provisions provide for:

•	classified board of directors with staggered three-year terms;
•	amendment of provisions in our amended and restated certificate of incorporation and amended and restated bylaws regarding the election of directors, classes of directors, the term of office of directors, the filling of director vacancies and the resignation and removal of directors only upon the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote thereon (provided, however, that for so long as Newcastle and certain other affiliates of Fortress and permitted transferees (collectively, the “Fortress Stockholders”) beneficially own at least 20% of our issued and outstanding common stock, such provisions may be amended with the affirmative vote of a majority of the voting interest of stockholders entitled to vote or by a majority of the entire Board);
•	amendment of provisions in our amended and restated certificate of incorporation regarding corporate opportunity only upon the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote thereon;
•	removal of directors only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote in the election of directors (provided, however, that for so long as the Fortress Stockholders beneficially own at least 20% of our issued and outstanding common stock, directors may be removed with or without cause with the affirmative vote of a majority of the voting interest of stockholders entitled to vote);
•	our Board to determine the powers, preferences and rights of our preferred stock and to issue such preferred stock without stockholder approval;
•	provisions in our amended and restated certificate of incorporation and amended and restated bylaws prevent stockholders from calling special meetings of our stockholders (provided, however, that for so long as the Fortress Stockholders beneficially own at least 20% of our issued and outstanding common stock, Fortress Stockholders may call special meetings of our stockholders);
•	advance notice requirements applicable to stockholders for director nominations and actions to be taken at annual meetings;
•	a prohibition, in our amended and restated certificate of incorporation, stating that no holder of shares of our common stock will have cumulative voting rights in the election of directors, which means that the holders of majority of the issued and outstanding shares of our common stock can elect all the directors standing for election; and
•	action by our stockholders outside a meeting, in our amended and restated certificate of incorporation and our amended and restated bylaws, only by unanimous written consent (provided, however, that for so long as the Fortress Stockholders beneficially own at least 20% of our issued and outstanding common stock, our stockholders may act without a meeting by written consent of a majority of the voting interest of stockholders entitled to vote).

Public stockholders who might desire to participate in these types of transactions may not have an opportunity to do so, even if the transaction is considered favorable to stockholders. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or a change in our management and Board and, as a result, may adversely affect the market price of our common stock and your ability to realize any potential change of control premium.

USE OF PROCEEDS

We estimate that the net proceeds from our sale of common stock in this offering will be approximately $    million (or $    million if the underwriter exercises its option to purchase additional shares of our common stock in full), after deducting our expenses of this offering. We intend to use the net proceeds from our sale of common stock in this offering for general corporate purposes, which may include potential investments in, and acquisitions of, local media businesses and assets. Presently, we have no agreements with any potential acquisition parties as to which additional funding would be required. Accordingly, management will have broad discretion over the use of the net proceeds to us from this offering.

MARKET PRICE INFORMATION AND DIVIDENDS

Market Price Data

New Media common stock trades under the trading symbol “NEWM” since the spin-off from Newcastle. A “when-issued” trading market for New Media’s common stock on the NYSE began on February 4, 2014 and “regular-way” trading of New Media common stock began on February 14, 2014. Prior to February 4, 2014, there was no public market for New Media common stock. The following table sets forth, for the periods indicated, the high, low and last sale prices in U.S. dollars on the NYSE for our common stock and the distributions we declared with respect to the periods indicated.

2016	High	Low	Last Sale
First Quarter	$20.11	$14.25	$16.16
Second Quarter	$18.10	$14.43	$17.58
Third Quarter	$19.88	$15.16	$16.23
2015	High	Low	Last Sale
First Quarter	$25.77	$20.55	$23.34
Second Quarter	$24.32	$17.80	$18.22
Third Quarter	$18.59	$13.96	$15.00
Fourth Quarter	$20.06	$14.91	$19.73
2014	High	Low	Last Sale
First Quarter (since February 4, 2014)	$15.65	$10.35	$14.99
Second Quarter	$15.79	$12.89	$13.66
Third Quarter	$17.95	$13.59	$16.87
Fourth Quarter	$24.52	$15.76	$24.09

On November 16, 2016, the closing sale price for our common stock, as reported on the NYSE, was $16.79. As of November 16, 2016, there were approximately 49 record holders of our common stock. This figure does not reflect the beneficial ownership of shares held in nominee name.

Dividends

New Media currently intends to distribute a substantial portion of free cash flow generated from operations or other sources as a dividend to stockholders, through a quarterly dividend, subject to satisfactory financial performance, Board approval and dividend restrictions in our credit agreement. The Board’s determinations regarding dividends will depend on a variety of factors, including the Company’s U.S. generally accepted accounting principles net income, free cash flow generated from operations or other sources, liquidity position and potential alternative uses of cash, such as acquisitions, as well as economic conditions and expected future financial results.

On July 31, 2014, the Company announced a second quarter 2014 cash dividend of $0.27 per share of New Media common stock. The dividend was paid on August 21, 2014, to stockholders of record as of the close of business on August 12, 2014.

On October 30, 2014, the Company announced a third quarter 2014 cash dividend of $0.27 per share of New Media common stock. The dividend was paid on November 20, 2014, to stockholders of record as of the close of business on November 12, 2014.

On February 26, 2015, the Company announced a fourth quarter 2014 cash dividend of $0.30 per share of New Media common stock. The dividend was paid on March 19, 2015, to stockholders of record as of the close of business on March 11, 2015.

On April 30, 2015, the Company announced a first quarter 2015 cash dividend of $0.33 per share of New Media common stock. The dividend was paid on May 21, 2015, to stockholders of record as of the close of business on May 13, 2015.

On July 30, 2015, the Company announced a second quarter 2015 cash dividend of $0.33 per share of New Media common stock. The dividend was paid on August 20, 2015, to stockholders of record as of the close of business on August 12, 2015.

On October 29, 2015, the Company announced a third quarter 2015 cash dividend of $0.33 per share of New Media common stock. The dividend was paid on November 19, 2015, to stockholders of record as of the close of business on November 12, 2015.

On February 25, 2016, the Company announced a fourth quarter 2015 cash dividend of $0.33 per share of New Media common stock. The dividend was paid on March 17, 2016, to stockholders of record as of the close of business on March 9, 2016.

On April 28, 2016, the Company announced a first quarter 2016 cash dividend of $0.33 per share of New Media common stock. The dividend was paid on May 19, 2016, to stockholders of record as of the close of business on May 11, 2016.

On July 28, 2016, the Company announced a second quarter 2016 cash dividend of $0.33 per share of New Media common stock. The dividend was paid on August 18, 2016, to stockholders of record as of the close of business on August 10, 2016.

On October 27, 2016, the Company announced a third quarter 2016 cash dividend of $0.35 per share of New Media common stock. The dividend was paid on November 17, 2016, to stockholders of record as of the close of business on November 9, 2016.

There can be no assurance that we will pay similar dividends in the future at current levels, if at all.

CAPITALIZATION

The following table sets forth cash and cash equivalents and capitalization of New Media as of September 25, 2016 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the issuance and sale of 7,500,000 shares of common stock by us in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

This table should be read in conjunction with the Consolidated Financial Statements, related notes and other financial information included in our 2015 Form 10-K and incorporated herein by reference.

	September 25, 2016
	Actual	As adjusted
	(in thousands)
Cash and cash equivalents	$54,520	$
Debt:
Long-term debt, including current portion	$353,427	$
Stockholders’ equity:
Common stock, $0.01 par value 44,913,021 and 52,413,021 shares issued on an actual and as adjusted basis, respectively	445
Additional paid-in-capital	607,104
Accumulated other comprehensive income	(3,097)
Retained Earnings	17,502
Treasury stock	(417)
Total stockholders’ equity	621,537
Total capitalization	$974,964	$

DESCRIPTION OF OUR CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. These descriptions contain all information which we consider to be material, but may not contain all of the information that is important to you. To understand them fully, you should read our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depositary, the depositary or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus supplement and accompanying prospectus to any “stockholder” or “holder” of those shares means only the depositary or its nominee. Persons who hold beneficial interests in our shares through a depositary will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depositary or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depositary or its nominee. Owners of beneficial interests in those shares will have to look solely to the depositary with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depositary, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depositary.

Under our amended and restated certificate of incorporation and amended and restated bylaws, our authorized capital stock consists of:

•	2,000,000,000 shares of common stock, par value $0.01 per share; and
•	300,000 preferred shares, par value $0.01 per share.

There are outstanding 44,871,788 of our common stock as of November 16, 2016 and no outstanding shares of preferred stock. The number of shares of our common stock outstanding does not include (i) options relating to an aggregate of 1,212,312 shares of our common stock held by an affiliate of our Manager, (ii) options relating to an aggregate of 232,751 shares of our common stock granted to employees of affiliates of our Manager, (iii) options relating to 750,000 shares of our common stock (or 862,500 shares if the underwriter exercises its option to purchase additional shares of our common stock in full) at an exercise price per share equal to the public offering price, representing 10% of the number of shares being offered hereby, that have been approved by the Compensation Committee of our Board to be granted pursuant to and in accordance with the terms of our Incentive Plan to an affiliate of our Manager in connection with this offering, and subject to adjustment if the underwriter exercises its option to purchase additional shares of our common stock. The options are fully vested as of the date of grant, become exercisable as to 1/30 of the shares to which they are subject on the first day of each of the 30 calendar months following the first month after the date of the grant and expire on the tenth anniversary of the date of grant, and (iv) 1,362,479 shares of common stock issuable upon exercise of the New Media Warrants.

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.

Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our Board out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Board has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our Board determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:

•	restricting dividends in respect of our common stock;
•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;
•	impairing the liquidation rights of our common stock; or
•	delaying or preventing a change of control of us.

Registration Rights Agreement with Omega

The Company entered into a registration rights agreement (the “Omega Registration Rights Agreement”) with Omega Advisors, Inc. and its affiliates (collectively, “Omega”). Under the terms of the Omega Registration Rights Agreement, upon request by Omega the Company is required to use commercially reasonable efforts to file a resale shelf registration statement providing for the registration and sale on a continuous or delayed basis by Omega of its New Media common stock acquired pursuant to the Joint Prepackaged Chapter 11 Plan in accordance with Section 1145(a)(1) of the U.S. Bankruptcy Code (the “Registrable Securities”) (the “Shelf Registration”), subject to customary exceptions and limitations. Omega is entitled to initiate up to three offerings or sales with respect to some or all of the Registrable Securities pursuant to the Shelf Registration.

Omega may only exercise its right to request Shelf Registrations if Registrable Securities to be sold pursuant to such Shelf Registration are at least 3% of our then outstanding common stock.

This description is a summary and is subject to, and qualified in its entirety by, the provisions of the Omega Registration Rights Agreement filed as Exhibit 4.3 to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The following is a summary of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval, except to the extent such approval is required by law or the listing requirements of NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Our amended and restated certificate of incorporation provides that Section 203 of the Delaware General Corporation Law (the “DGCL”), as amended, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Other Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation provides for a staggered Board consisting of three classes of directors from and after the date of the first meeting of the Board following the date commencing “regular-way” trading of New Media common stock on a major U.S. national securities exchange (the “Listing”). Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire on the dates of the first, second and third annual meetings of stockholders held after the Listing, respectively. We believe that classification of our Board will help to assure the continuity and stability of our business strategies and policies as determined by our Board. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our Board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote.

Pursuant to our amended and restated certificate of incorporation, shares of our preferred stock may be issued from time to time, and the Board is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “—Preferred Stock.”

Ability of our Stockholders to Act

Our amended and restated certificate of incorporation and amended and restated bylaws do not permit our stockholders to call special stockholders meetings (provided, however, that for so long as Newcastle and certain other affiliates of Fortress and permitted transferees beneficially own at least 20% of our issued and outstanding common stock, Fortress Stockholders may call special meetings of our stockholders). Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Under our amended and restated certificate of incorporation and amended and restated bylaws, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting by written consent of a majority of our stockholders for so long as Fortress Stockholders beneficially own, directly or indirectly, at least 20% of our issued and outstanding common stock. After the Fortress Stockholders beneficially own less than 20% of our issued and outstanding stock, only action by unanimous written consent of our stockholders can be taken without a meeting.

Our amended and restated bylaws provide that nominations of persons for election to our Board may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our Board or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Our amended and restated bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our Board, (b) otherwise properly brought before the annual meeting by or at the direction of our Board, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Forum Selection Clause

Under our amended and restated certificate of incorporation, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws or (iv) any action asserting a claim against the U.S. governed by the internal affairs doctrine.

Limitations on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption is not permitted under the DGCL, as amended from time to time.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnity and for reimbursement to us if it is found that such indemnity is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Opportunity

Under our amended and restated certificate of incorporation, to the extent permitted by law:

•	the Fortress Stockholders have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;
•	if the Fortress Stockholders or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;
•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
•	in the event that any of our directors and officers who is also a director, officer or employee of any of the Fortress Stockholders acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if any of the Fortress Stockholders pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.

Transfer Agent

The registrar and transfer agent for our common stock is American Stock Transfer and Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “NEWM”.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR
NON-US HOLDERS OF OUR COMMON STOCK

The following is a discussion of certain U.S. federal income and estate tax considerations generally applicable to the ownership and disposition of our common stock by Non-U.S. Holders. For purposes of this section under the heading “Certain U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders of our Common Stock,” a “Non-U.S. Holder” means a beneficial owner of our common stock that is a nonresident alien individual, a foreign corporation, and any other person that is not subject to U.S. federal income tax on a net income basis in respect of such common stock.

This discussion deals only with common stock held as a capital asset by Non-U.S. Holders who acquire common stock in this offering. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common stock by investors in light of their specific facts and circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including persons that will hold our common stock in connection with a U.S. trade or business or a U.S. permanent establishment, certain former citizens or residents of the United States, and any person that is a “controlled foreign corporation,” a “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes, or is otherwise subject to special treatment under the Internal Revenue Code of 1986 (the “Code”), or non-U.S. Holders that have held, directly or indirectly, at any time during the five-year period ending on the date of the disposition, more than 5% of our common stock. This section does not address any other U.S. federal tax considerations (such as gift tax) or any state, local or non-U.S. tax considerations. You should consult your own tax advisors about the tax consequences of the purchase, ownership and disposition of our common stock in light of your own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of any changes in applicable tax laws.

Furthermore, this discussion is based upon on the Code, U.S. Treasury regulations, published administrative interpretations of the Internal Revenue Service (“IRS”), and judicial decisions, all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

Dividends

Any distributions of cash or property with respect to our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of a Non-U.S. Holder’s investment, up to such Non-U.S. Holder’s tax basis in our common stock. Any remaining excess will be treated as capital gain subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of our Common Stock.”

Dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. Even if a Non-U.S. Holder is eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to such Non-U.S. Holder, unless:

•	such Non-U.S. Holder has furnished to us or such other payor a valid IRS Form W-8BEN or Form W-8-BEN-E or other documentary evidence establishing its entitlement to the lower treaty rate with respect to such payments and neither we nor our paying agent (or other payor) have actual knowledge or reason to know to the contrary, and
•	in the case of actual or constructive dividends, if required by the Foreign Account Tax Compliance Act or any intergovernmental agreement enacted pursuant to that law, such Non-U.S. Holder or any entity through which it receives such dividends have provided the withholding agent with certain information with respect to its or the entity’s direct and indirect U.S. owners, and if such Non-U.S. Holder holds our common stock through a foreign financial institution, such institution has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution or entity) and such Non-U.S. Holder has provided any required information to such institution.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in our common stock.

Sale, Exchange or Other Taxable Disposition of our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of our common stock unless:

•	in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the sale, exchange or other taxable disposition, and certain other conditions are met, or
•	we are or have been a United States real property holding corporation for federal income tax purposes.

In the case of the sale or disposition of our common stock on or after January 1, 2019, a Non-U.S. Holder may be subject to a 30% withholding tax on the gross proceeds of the sale or disposition unless the requirements described in the last bullet point under “—Dividends” above are satisfied. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in our common stock and the potential for a refund or credit in the case of any withholding tax.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which Non-U.S. Holders reside under the provisions of an applicable income tax treaty.

A Non-U.S. Holder may be subject to backup withholding for dividends paid to it unless it certifies under penalty of perjury that it is a Non-U.S. Holder or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

U.S. Federal Estate Tax

Any common stock held (or deemed held) by an individual Non-U.S. Holder at the time of his or her death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement and the accompanying prospectus through the underwriter named below. Morgan Stanley & Co. LLC is acting as underwriter. We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase and we have agreed to sell to the underwriter, the number of shares of common stock listed next to its name in the following table.

Underwriter	Number of shares
Morgan Stanley & Co. LLC	7,500,000
Total	7,500,000

The underwriting agreement provides that the underwriter must buy all of the shares of our common stock in this offering from us if they buy any of them. However, the underwriter is not required to take or pay for the shares of our common stock covered by the underwriter’s option to purchase additional shares of our common stock described below.

Our common stock is offered subject to a number of conditions, including:

•	receipt and acceptance of our common stock by the underwriter; and
•	the underwriter’s right to reject orders in whole or in part.

In connection with this offering, the underwriter may distribute prospectuses electronically.

The underwriter has agreed to purchase the shares of our common stock from us at a price of $       per share, which will result in net proceeds to us of approximately $       million assuming no exercise of the option to purchase additional shares of our common stock granted to the underwriter, and approximately $       million assuming full exercise of the option to purchase additional shares of our common stock granted to the underwriter.

The underwriter proposes to offer the shares of our common stock offered hereby from time to time for sale in one or more transactions on the NYSE in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by them and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of our common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of our common stock for whom they may act as agents or to whom they may sell as principal.

We estimate that total expenses of this offering payable by us, will be approximately $       million.

Option to Purchase Additional Shares of Our Common Stock

We have granted the underwriter an option to buy up to an aggregate of 1,125,000 additional shares of our common stock. The underwriter has 30 days from the date of this prospectus supplement to exercise this option.

Short Positions

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriter’s option to purchase additional shares of common stock. Short sales involve secondary market sales by the underwriter of a greater number of shares of common stock than they are required to purchase in the offering.

•	“Covered” short sales are sales of common stock in an amount up to the number of shares of common stock represented by the underwriter’s option to purchase additional shares.
•	“Naked” short sales are sales of shares of common stock in an amount in excess of the number of shares of common stock represented by the underwriter’s option to purchase additional shares.

•	Covering transactions involve purchases of shares of common stock either pursuant to the underwriter’s option to purchase additional shares of common stock or in the open market after the distribution has been completed in order to cover short positions.
•	To close a naked short position, the underwriter must purchase shares of common stock in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering.
•	To close a covered short position, the underwriter must purchase shares of common stock in the open market after the distribution has been completed or must exercise the option to purchase additional shares of common stock. In determining the source of shares of common stock to close the covered short position, the underwriter will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which it may purchase shares of common stock through its option to purchase additional shares.

Purchases to cover short positions, as well as any other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, they may discontinue them at any time.

No Sales of Similar Securities

We have agreed that, subject to specified exceptions (including issuances of our common stock in connection with acquisitions and the filing of certain registration statements), without the prior written consent of the underwriter, we will not, directly or indirectly, offer for sale, sell, pledge, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of our common stock, or otherwise dispose of any shares of our common stock or any securities that may be converted into or exchanged for any shares of our common stock for a period ending 45 days after the date of this prospectus supplement.

Our Manager, our executive officers and our directors have entered into lock-up agreements with the representatives. Under these agreements, subject to certain exceptions (including existing pledges and refinancing thereof, transfers for charitable and estate planning purposes and selling shares to cover taxes upon the exercise of options), none of our Manager, our executive officers or our directors may, without the prior written consent of the underwriter, directly or indirectly, offer for sale, sell, pledge, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of our common stock, or otherwise dispose of any shares of our common stock or any securities that may be converted into or exchanged for any shares of our common stock for a period ending 45 days after the date of this prospectus supplement. At any time and without public notice, the underwriter may, in its sole discretion, release some or all of the securities from these lock-up agreements.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide the required indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

NYSE Listing

Our common stock is listed on the NYSE under the symbol “NEWM.”

Affiliations

The underwriter and its affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to us, our subsidiaries and our affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses. Additionally, the underwriter and its affiliates may sell assets to us from time to time.

In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (“Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

(a)	You confirm and warrant that you are either:
(i)	“sophisticated investor” under Section 708(8)(a) or (b) of the Corporations Act;
(ii)	a “sophisticated investor” under Section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or
(iii)	a “professional investor” within the meaning of Section 708(11)(a) or (b) of the Corporations Act.
(b)	To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

(c)	You warrant and agree that you will not offer any of the shares of our common stock issued to you pursuant to this prospectus for resale in Australia within 12 months of the shares of our common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under Section 708 of the Corporations Act.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The shares of our common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The shares of our common stock offered in this prospectus supplement may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will act as counsel to the underwriter.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of New Media Investment Group Inc. and subsidiaries included in the Company’s Annual Report on Form 10-K for the year ended December 27, 2015, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. The Company’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of The Providence Journal Company as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, appearing in the Company’s Form S-1/A Registration Statement, as filed on January 13, 2015, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Halifax Media Group, LLP (i) as of and for the year ended December 31, 2014, appearing in the Company’s Current Report on Form 8-K/A, as filed on April 10, 2015, and (ii) as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013, appearing in the Company’s Form S-1/A Registration Statement, as filed on January 13, 2015, have been audited by Baker Tilly Virchow Krause LLP, independent public accounting firm, as set forth in their reports appearing therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Stephens Media LLC and subsidiary, as of December 31, 2104 and 2013 and for each of the three years in the period ended December 31, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is in incorporated herein by reference to the Current Report on Form 8-K/A filed by New Media Investment Group on April 10, 2015, and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

New Media Investment Group Inc.
Common Stock
Depositary Shares
Warrants
Preferred Stock

The following are types of securities that we may offer, issue and sell from time to time, or that may be sold by selling securityholders from time to time, together or separately:

•	shares of our common stock;
•	shares of our preferred stock;
•	depositary shares; and
•	warrants to purchase equity securities.

Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described for you in an accompanying prospectus supplement.

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NEWM.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Unless otherwise provided in the applicable prospectus supplement, in the event that we offer common stock or preferred stock to the public, we will simultaneously grant to FIG LLC (our “Manager”) or an affiliate of our Manager an option to purchase shares of our common stock equal to 10% of the aggregate number of shares being offered in such offering at an exercise price per share equal to the public offering price per share or the price paid by another ultimate purchaser in the offering.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2015.

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

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ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You should read both this prospectus and any accompanying prospectus supplement, the documents incorporated by reference in this prospectus and any accompanying prospectus supplement and the additional information described under the headings “Available Information” and “Incorporation of Certain Documents by Reference” before you make your investment decision.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “New Media,” the “Company,” “we,” “us” or “our” relating to periods prior to the Restructuring (as defined below) mean GateHouse Media, LLC (formerly known as GateHouse Media, Inc.) (“GateHouse” or “Predecessor”) and for periods after the Restructuring mean New Media Investment Group Inc. (“New Media”) and its subsidiaries.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any documents that New Media files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov and through NYSE, 11 Wall Street, New York, New York 10005, on which our common stock is listed.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents that we file separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede information contained in or previously incorporated by reference into this prospectus. The information contained on or that can be accessed through any of our websites is not incorporated in, and is not part of, this prospectus or the registration statement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of the securities covered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 28, 2014, as filed on March 6, 2015 (the “2014 Form 10-K”);
•	Definitive Proxy Statement on Schedule 14A, as filed on April 10, 2015 (other than information in the Definitive Proxy Statement that is not specifically incorporated by reference in the 2014 Form 10-K);
•	Consolidated financial statements of The Providence Journal Company as of June 30, 2014, December 31, 2013 and December 31, 2012, for the sixth month periods ended June 30, 2014 and June 30, 2013 and for each of the years in the three year period ended December 31, 2013 contained in the Company’s Form S-1/A Registration Statement, as filed on January 13, 2015;
•	Consolidated financial statements of Halifax Media Group, LLC as of and for the years ended December 31, 2013 and December 31, 2012 contained in the Company’s Form S-1/A Registration Statement, as filed on January 13, 2015;
•	Current Reports on Form 8-K as filed on January 12, 2015, February 20, 2015, February 23, 2015, March 2, 2015, March 12, 2015, March 18, 2015 and April 10, 2015 (as amended by Form 8-K/A filed April 10, 2015); and
•	The section entitled “Description of Our Capital Stock” set forth in our Registration Statement on Form S-1/A, filed on January 13, 2015.

You can request a copy of these filings at no cost, by writing or calling us at the following address:

New Media Investment Group Inc.
1345 Avenue of the Americas
New York, New York, 10105
Attn: Investor Relations
Telephone: (212) 479-3160

CAUTIONARY NOTE REGARDING FORWARD LOOKING INFORMATION

This prospectus and any prospectus supplement contain and incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. When used in this discussion, the words “anticipate,” “appears,” “believe,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward-looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	general economic, market and political conditions;
•	our ability to grow our digital business and digital audience and advertiser base;
•	the potential adverse effects of the Restructuring of GateHouse (the “Restructuring”);
•	the risk that we may not realize the anticipated benefits of our recent or potential future acquisitions, including the acquisition of Halifax Media;
•	the availability and cost of capital for future investments;
•	our ability to pay dividends consistent with prior practice or at all;
•	our ability to realize the benefits of the Management Agreement (as defined below);
•	the competitive environment in which we operate;
•	our ability to recruit and retain key personnel; and
•	other factors, including the other factors discussed in “Risk Factors” in the documents incorporated by reference in this prospectus.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any prospectus supplement and the documents incorporated by reference. We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by these forward-looking statements.

NEW MEDIA INVESTMENT GROUP INC.

Our Company

New Media is a company primarily focused on investing in a high quality, diversified portfolio of local media assets and on growing our audiences, existing online advertising and digital marketing services businesses. We are one of the largest publishers of locally based print and online media in the United States as measured by number of daily publications. As of December 28, 2014, we operate in 379 markets across 27 states. Our portfolio of products, which includes 452 community publications, 379 related websites, 360 mobile sites, six yellow page directories, and a digital marketing services business (“Propel”), serves more than 140,000 business advertising accounts and reaches approximately 14 million people on a weekly basis.

Our print and digital products focus on the local community from both a content, advertising and digital services standpoint. As a result of our focus on small and midsize markets, we are usually the primary, and sometimes the sole, provider of comprehensive and in-depth local market news and information in the communities we serve. Our content is primarily devoted to topics that we believe are highly relevant and of interest to our audiences such as local news and politics, community and regional events, youth sports, opinion and editorial pages, local schools, obituaries, police blotters, and wedding and engagement announcements. We believe our local news content is unique and highly valued by consumers who live in our markets, and there are limited, and in some cases no competing sources of local content for our target customers. More than 84% of our daily newspapers have been published for more than 100 years and 100% have been published for more than 50 years. We believe that the longevity of our publications demonstrates the value and relevance of the local information that we provide and has created a strong foundation of reader loyalty as well as a highly recognized media brand name in each community we serve. We believe our brands are a trusted source for local news and information by consumers in our market, and a trusted business partner to locally owned and operated businesses.

We also have a locally oriented, “in-market” sales force that gives us direct face to face access to small and medium sized businesses in all of our respective markets, consisting of over 1,000 sales representatives, including 40 dedicated to Propel and 16 third party partnerships. We believe this “in-market” sales presence, combined with our trusted media brands gives us a distinct advantage with regard to growing into new digital categories (such as digital marketing services).

New Media was formed as a Delaware corporation on June 18, 2013. New Media was capitalized and issued 1,000 common shares to Newcastle Investment Corp. (“Newcastle”), an affiliate of Fortress Investment Group LLC (“Fortress”). The Predecessor and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on September 27, 2013. On November 6, 2013, the Bankruptcy Court confirmed the plan of reorganization and on November 26, 2013 (the “Effective Date”), the Debtors emerged from Chapter 11. On the Effective Date, New Media assumed control of GateHouse. On February 13, 2014 Newcastle completed the spin-off of the Company. As of December 29, 2013, Newcastle owned 84.6% of the Company’s outstanding common stock. On February, 14, 2014 New Media became a separate, publicly traded company trading on the NYSE under the ticker symbol “NEWM” (the “Listing”).

Our executive offices are located at 1345 Avenue of the Americas, New York, New York 10105 and our telephone number is (212) 479-1522.

Our Manager

We are managed by FIG LLC, an affiliate of Fortress, pursuant to the terms of the Amended and Restated Management and Advisory Agreement, dated as of March 6, 2015 (the “Management Agreement”), between us and our Manager. We are able to draw upon the long-standing expertise and resources of Fortress, a global investment firm with $67.5 billion of alternative and traditional assets under management as of December 31, 2014. Fortress is headquartered in New York and has affiliates with offices in Atlanta, Dallas, Frankfurt, Hong Kong, London, Los Angeles, New Canaan, Philadelphia, Rome, San Francisco, Shanghai, Singapore, Sydney and Tokyo.

Pursuant to the Management Agreement, the Manager manages the operations of the Company. The initial term of our Management Agreement will expire on March 6, 2018 and will be automatically renewed for one-year terms thereafter unless terminated either by us or our Manager. From the date of the Listing, our Manager is (a) entitled to receive from us a management fee, (b) eligible to receive incentive compensation that is based on our performance and (c) eligible to receive options to purchase our common stock upon the successful completion of an offering of shares of our common stock or any shares of preferred stock with an exercise price equal to the price per share paid by the public or other ultimate purchaser in the offering. In addition, we are obligated to reimburse certain expenses incurred by our Manager. Our Manager is also entitled to receive a termination fee from us under certain circumstances.

RISK FACTORS

Investing in our securities involves risk. See the “Risk Factors” section in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of certain factors that you should consider before investing in our securities. See “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold for general corporate purposes. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of our common stock, preferred stock, depositary shares and warrants that we or selling securityholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not describe every aspect of our common stock and is subject, and is qualified in its entirety by reference, to all the provisions of our amended and restated certificate of incorporation and all the provisions of our amended and restated bylaws.

Authorized Capitalization

Our authorized capital stock, as of March 27, 2015, consists of (1) 2,000,000,000 shares of common stock, par value $0.01 per share, of which 44,672,399 shares were outstanding and (2) 300,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.

Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by the New Media Board of Directors (the “Board”) out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be validly issued, fully paid and nonassessable upon issuance against full payment of the purchase price for such shares.

Preferred Stock

Our Board has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our Board determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:

•	restricting dividends in respect of our common stock;
•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;
•	impairing the liquidation rights of our common stock; or
•	delaying or preventing a change of control of us.

Registration Rights Agreement with Omega

New Media entered into a registration rights agreement (the “Omega Registration Rights Agreement”) with Omega Advisors, Inc. and its affiliates (collectively, “Omega”). Under the terms of the Omega Registration Rights Agreement, upon request by Omega, New Media is required to use commercially reasonable efforts to file a resale shelf registration statement providing for the registration and sale on a continuous or delayed basis by Omega of its New Media common stock acquired pursuant to the Plan (the “Registrable Securities”) (the “Shelf Registration”), subject to customary exceptions and limitations. Omega is entitled to initiate up to three offerings or sales with respect to some or all of the Registrable Securities pursuant to the Shelf Registration.

Omega may only exercise its right to request Shelf Registrations if Registrable Securities to be sold pursuant to such Shelf Registration are at least 3% of the then-outstanding New Media common stock. This description is a summary and is subject to, and qualified in its entirety by, the provisions of the Omega Registration Rights Agreement filed as Exhibit 4.3 to the registration statement of which this prospectus forms a part.

Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The following is a summary of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval, except to the extent such approval is required by law or the listing requirements of NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Our amended and restated certificate of incorporation provides that Section 203 of the Delaware General Corporation Law (the “DGCL”), as amended, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Other Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation provides for a staggered Board consisting of three classes of directors from and after the date of the first meeting of the Board of New Media following the Listing. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire on the dates of the first, second and third annual meetings of stockholders held after the Listing, respectively. We believe that classification of our Board will help to assure the continuity and stability of our business strategies and policies as determined by our Board. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our Board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote.

Pursuant to our amended and restated certificate of incorporation, shares of our preferred stock may be issued from time to time, and the Board is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “—Preferred Stock.”

Ability of our Stockholders to Act

Our amended and restated certificate of incorporation and amended and restated bylaws do not permit our stockholders to call special stockholders meetings; (provided, however, that for so long as Newcastle and certain other affiliates of Fortress and permitted transferees (collectively, the “Fortress Stockholders”) beneficially own at least 20% of our issued and outstanding common stock, Fortress Stockholders may call special meetings of our stockholders). Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Under our amended and restated certificate of incorporation and amended and restated bylaws, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting by written consent of a majority of our stockholders for so long as Fortress Stockholders beneficially own, directly or indirectly, at least 20% of our issued and outstanding common stock. After the Fortress Stockholders beneficially own less than 20% of our issued and outstanding stock, only action by unanimous written consent of our stockholders can be taken without a meeting.

Our amended and restated bylaws provide that nominations of persons for election to our Board may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our Board or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Our amended and restated bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our Board, (b) otherwise properly brought before the annual meeting by or at the direction of our Board, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Forum Selection Clause

Under our amended and restated certificate of incorporation, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws or (iv) any action asserting a claim against the U.S. governed by the internal affairs doctrine.

Limitations on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption is not permitted under the DGCL, as amended from time to time.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Opportunity

Under our amended and restated certificate of incorporation, to the extent permitted by law:

•	the Fortress Stockholders have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;
•	if the Fortress Stockholders or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;
•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
•	in the event that any of our directors and officers who is also a director, officer or employee of any of the Fortress Stockholders acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if any of the Fortress Stockholders pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.

Transfer Agent and Registrar

The registrar and transfer agent for our common stock is American Stock Transfer and Trust Company, LLC.

Listing

Our common stock trades on NYSE under the symbol “NEWM.”

DESCRIPTION OF PREFERRED STOCK

Authorized Capitalization

Our authorized capital stock, as of March 27, 2015 consists of (1) 2,000,000,000 shares of common stock, par value $0.01 per share, of which 44,672,399 shares were outstanding and (2) 300,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

Preferred Stock

The board of directors may provide by resolution for the issuance of preferred stock, in one or more series, and to fix the number of shares constituting those series and the designation of those series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with our amended and restated certificate of incorporation or any amendment thereto, and as may be permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the market price of the common stock and could adversely affect the voting and other rights of the holders of common stock.

We will include in a related prospectus supplement the terms of any series of preferred stock being offered. These terms will include some or all of the following:

•	the title of the series and the number of shares in the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;
•	the price per share at which the preferred stock will be offered;
•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;
•	the voting rights, if any, of the holders of shares of the preferred stock being offered;
•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;
•	the liquidation preference per share;
•	whether and the extent to which the series will be guaranteed;
•	any listing of the preferred stock being offered on any securities exchange;
•	whether interests in the shares of the series will be represented by depositary shares;
•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;
•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;
•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and
•	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable. We are not required by the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws to seek stockholder approval prior to any issuance of authorized but unissued stock and our board of directors does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law or the listing requirements of NYSE. As of the date of this prospectus, our board of directors had not established any series of preferred stock, and no shares of our preferred stock are outstanding.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of preferred stock, rather than shares of preferred stock, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the U.S.) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock. The shares of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, to purchase equity securities. Each warrant will entitle the holder to purchase for cash the amount of equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. In addition to this summary and the relevant prospectus supplement, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;
•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the equity securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our equity securities and is not entitled to any payments on any equity securities issuable upon exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents; or
•	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus include, without limitation, through underwritten public offerings, privately negotiated transactions, block trades, purchase by a broker-dealer as principal, ordinary brokerage transactions, sales “at the market” to or through one or more market makers or into an existing trading market, exchange or otherwise, direct sales to purchasers, or any combination of the above, in each case, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The accompanying prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The related prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, as amended, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and any material relationships with the selling securityholders. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the proceeds from the sale of the securities.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income and estate tax considerations generally applicable to the ownership and disposition of our common stock by Non-U.S. Holders. This summary does not address United States federal income tax considerations that may be relevant to persons considering the purchase of the preferred shares, depositary shares, or warrants covered by this prospectus. For a discussion of certain United States federal income tax considerations that may be relevant to persons considering the purchase of preferred shares, depositary shares, or warrants, please refer to the accompanying prospectus supplement.

For purposes of this section, a “Non-U.S. Holder” means a beneficial owner of our common stock that is a nonresident alien individual, a foreign corporation, or any other person that is not subject to U.S. federal income tax on a net income basis in respect of such common stock.

This discussion deals only with common stock held as capital assets by Non-U.S. Holders who acquire common stock covered by this Prospectus. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common stock by investors in light of their specific facts and circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including persons that will hold our common stock in connection with a U.S. trade or business or a U.S. permanent establishment, certain former citizens or residents of the United States, and persons that are a “controlled foreign corporation,” a “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes, or are otherwise subject to special treatment under the Internal Revenue Code (the “Code”), or non-U.S. Holders that have held, directly or indirectly, at any time during the five-year period ending on the date of the disposition, more than 5% of our common stock. This section does not address any other U.S. federal tax considerations (such as gift tax) or any state, local or non-U.S. tax considerations. You should consult your own tax advisors about the tax consequences of the purchase, ownership and disposition of our common stock in light of your own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of any changes in applicable tax laws.

Furthermore, this discussion is based upon on the Code, U.S. Treasury regulations, published administrative interpretations of the Internal Revenue Service (“IRS”), and judicial decisions, all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

Dividends

In the event that we make a distribution of cash or property with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of a Non-U.S. Holder’s investment, up to such Non-U.S. Holder’s tax basis in our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of our Common Stock.”

Dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. Even if a Non-U.S. Holder is eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to such Non-U.S. Holder, unless:

•	such Non-U.S. Holder has furnished to us or such other payor a valid IRS Form W-8-BEN-E or other documentary evidence establishing its entitlement to the lower treaty rate with respect to such payments and neither we nor our paying agent (or other payor) have actual knowledge or reason to know to the contrary, and
•	in the case of actual or constructive dividends, if required by the Foreign Account Tax Compliance Act or any intergovernmental agreement enacted pursuant to that law, such Non-U.S. Holder or any entity through which it receives such dividends have provided the withholding agent with certain information with respect to its or the entity’s direct and indirect U.S. owners, and if such Non-U.S. Holder holds our common stock through a foreign financial institution, such institution has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution or entity) and such Non-U.S. Holder has provided any required information to such institution.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in our common stock.

Sale, Exchange or Other Taxable Disposition of our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of our common stock unless:

•	in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the sale, exchange or other taxable disposition, and certain other conditions are met, or
•	we are or have been a United States real property holding corporation for federal income tax purposes.

In the case of the sale or disposition of our common stock on or after January 1, 2017, a Non-U.S. Holder may be subject to a 30% withholding tax on the gross proceeds of the sale or disposition unless the requirements described in the last bullet point under “—Dividends” above are satisfied. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in our common stock and the potential for a refund or credit in the case of any withholding tax.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which Non-U.S. Holders reside under the provisions of an applicable income tax treaty.

A Non-U.S. Holder may be subject to backup withholding for dividends paid to it unless it certifies under penalty of perjury that it is a Non-U.S. Holder or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

U.S. Federal Estate Tax

Any common stock held (or deemed held) by an individual Non-U.S. Holder at the time of his or her death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, as more particularly set forth in the applicable opinion.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of New Media Investment Group Inc. and subsidiaries (the “Company”) included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2014, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the registration statement. The Company’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of The Providence Journal Company as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, appearing in the Company’s Form S-1/A Registration Statement, as filed on January 13, 2015, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Halifax Media Group, LLP (i) as of and for the year ended December 31, 2014, appearing in the Company’s Current Report on Form 8-K/A, as filed on April 10, 2015, and (ii) as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013, appearing in the Company’s Form S-1/A Registration Statement, as filed on January 13, 2015, have been audited by Baker Tilly Virchow Krause LLP, independent registered public accounting firm, as set forth in their reports appearing therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Stephens Media LLC and subsidiary, as of December 31, 2104 and 2013 and for each of the three years in the period ended December 31, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is in incorporated herein by reference to the Current Report on Form 8-K/A filed by New Media Investment Group on April 10, 2015, and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.